Exhibit 5.2

November 14, 2025

Worksport Ltd.

2500 N America Dr

West Seneca, New York 14224

Ladies and Gentlemen:

We have acted as counsel to Worksport Ltd., a Nevada corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company, from time to time pursuant to Rule 415 under the Securities Act, of: (i) common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”) (iii) warrants to purchase Common Stock (the “Warrants”); (iv) debt securities (the “Debt Securities”); and (v) units consisting of any combination of Common Stock or Warrants (the “Units”), having an aggregate initial public offering price not to exceed $30,000,000, in each case on terms to be determined at the time of offering by the Company. The Common Stock, Preferred Stock, Warrants, Debt Securities and Units are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement.

A separate opinion has been rendered in connection with certain matters relating to the Registration Statement, which is being filed as Exhibit 5.1 thereto.

With respect to certain matters in connection with the proposed offer and sale by the Company of an aggregate of up to $30,000,000 of shares (the “Shares”) of the Common Stock, pursuant to the Registration Statement, the Prospectus and a Prospectus Supplement relating to the offer and sale of the Shares (the Prospectus and the Prospectus Supplement shall collectively be referred to as the “Sales Prospectus”). We understand that the Shares are proposed to be offered and sold by the Company through H.C. Wainwright & Co., as sales agent (the “Agent”), pursuant to that certain At the Market Offering Sales Agreement, dated as of September 30, 2022, and amended as of November 14, 2025, by and between the Sales Agent and the Company (the “Sales Agreement”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement, the preparation and filing of the Sales Prospectus, the negotiation and execution of the Sales Agreement, and the authorization, issuance and sale of the Shares.

In connection with the preparation of this supplemental opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Sales Prospectus and the Sales Agreement will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than Chapter 78 of the Nevada Revised Statutes (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

This opinion is furnished in connection with the filing of the Sales Prospectus and may not be relied upon for any other purpose without our prior written consent in each instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Sales Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities & Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP